UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

___________________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

October 10, 2006
Date of Report (Date of earliest event reported)

SANDY SPRING BANCORP, INC.
(Exact name of Registrant as specified in its charter)

Maryland	000-19065	52-1532952
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

17801 Georgia Avenue
Olney, Maryland 20832
(Address of principal executive offices)

(301) 774-6400
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01  Entry into a Material Definitive Agreement

     On October 10, 2006, Sandy Spring Bancorp, Inc., a Maryland corporation (“Bancorp”), Sandy Spring Bank, a Maryland bank and trust company and a wholly-owned subsidiary of Bancorp (“Sandy Spring Bank”) and Potomac Bank of Virginia, a Virginia bank (“Potomac”) entered into an Agreement and Plan of Merger (the “Merger Agreement”), whereby Bancorp agreed to acquire Potomac by way of a merger of Potomac with and into Sandy Spring Bank, with Sandy Spring Bank surviving as a wholly-owned subsidiary of Bancorp (the “Merger”). In connection with the Merger Agreement, certain Potomac shareholders entered into a Voting Agreement with Bancorp, whereby they have agreed to vote their shares in favor of the Merger, and the President and Chief Executive Officer of Potomac signed an employment agreement with Sandy Spring Bank, which is contingent upon the completion of the Merger.

The Merger Agreement

     Pursuant to the Merger Agreement, at the effective time of the Merger, each outstanding share of Potomac’s common stock will be converted into the right to receive either (i) $21.75 in cash (the “Cash Election Price”), or (ii) .6143 of a share of Bancorp’s common stock (the “Exchange Ratio” and, together with the Cash Election Price, the “Merger Consideration”). Each shareholder of Potomac will be entitled to elect the number of its shares of Potomac common stock to be exchanged for the Cash Election Price and/or shares of Bancorp’s common stock pursuant to the Exchange Ratio, subject to a proration which will provide that 50% of the outstanding shares of Potomac common stock will receive cash and 50% of the outstanding shares of Potomac common stock will receive shares of Bancorp common stock. The Merger is intended to be a tax free reorganization as to the portion of the Merger Consideration received as Bancorp common stock. Holders of outstanding Potomac stock options (including outstanding rights to acquire shares of Potomac common stock under Potomac’s employee stock purchase plan) will be entitled to receive, at the election of Bancorp, either (A) cash in an amount equal to the difference between the Cash Election Price and the applicable option exercise price or (B) an option to purchase Bancorp common stock, adjusted to reflect the Exchange Ratio.

     The Merger Agreement contains customary representations, warranties and covenants, including, among others, covenants by Potomac that (i) Potomac will not (A) solicit proposals relating to alternative business combination transactions involving Potomac or its assets or (B) subject to certain exceptions, enter into discussions regarding, or provide material non-public information in connection with, an alternative business combination transaction involving Potomac or its assets, (ii) Potomac will hold a shareholders meeting to consider the approval of the Merger and the adoption of the Merger Agreement, and (iii) Potomac’s board of directors will recommend that Potomac’s shareholders adopt and approve the Merger Agreement.

     The Merger Agreement provides that the closing of the Merger is subject to customary conditions which include the adoption and approval of the Merger and the Merger Agreement by the shareholders of Potomac and the receipt of all required regulatory approvals. The Merger Agreement also provides for termination rights of both Bancorp and Potomac under certain circumstances, and further provides that, upon termination of the Merger Agreement under specified circumstances, Potomac is required to pay Bancorp a termination fee of $2,520,000.

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     The foregoing summary is qualified in its entirety by reference to the full text of the Merger Agreement, a copy of which is attached to this Current Report on Form 8-K as Exhibit 2.1 and is incorporated herein by reference.

The Voting Agreement

     On October 10, 2006, certain shareholders of Potomac, each of whom is a director and/or officer of Potomac, entered into a Voting Agreement with Bancorp whereby each such shareholder agreed to vote their shares in favor of the adoption and approval of the Merger and the Merger Agreement. Such shareholders collectively own approximately 23% of the outstanding Potomac common stock. The foregoing summary is qualified in its entirety by reference to the full text of the Voting Agreement, a copy of which is attached to this Current Report on Form 8-K as Exhibit 10.1 and is incorporated herein by reference.

The Employment Agreement

     On October 10, 2006, G. Lawrence Warren, the President and Chief Executive Officer of Potomac, entered into an Employment Agreement with Sandy Spring Bank, which is contingent upon, and effective as of, the effective time of the Merger. Under the terms of the Employment Agreement, (i) Mr. Warren would be employed as the President of the Potomac Division of Sandy Spring Bank for an initial term that would expire on December 31, 2007, subject to extension by mutual agreement until December 31, 2008, at an annual base salary of $190,000. The foregoing summary of the Employment Agreement is qualified in its entirety by reference to the full text of the Employment Agreement, a copy of which is attached to this Current Report on Form 8-K as Exhibit 10.2 and is incorporated herein by reference.

Item 8.01  Other Events

     On October 11, 2006 Bancorp and Potomac issued a joint press release announcing that Bancorp, Bank and Potomac had entered into the Merger Agreement. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated by reference into this Item 8.01.

Item 9.01  Financial Statements and Exhibits

(d)	Exhibits

	2.1	Agreement and Plan of Merger dated October 10, 2006 by and among Sandy Spring Bancorp, Inc., Sandy Spring Bank and Potomac Bank of Virginia.

	10.1	Voting Agreement dated October 10, 2006 by and among Sandy Spring Bancorp, Inc. and the shareholders of Potomac Bank of Virginia who are signatories thereto.

	10.2	Employment Agreement dated October 10, 2006 by and between Sandy Spring Bank and G. Lawrence Warren.

	99.1	Joint Press Release issued by Sandy Spring Bancorp, Inc. and Potomac Bank of Virginia dated October 11, 2006 announcing the execution of the Agreement and Plan of Merger dated October 10, 2006 by and among Sandy Spring Bancorp, Inc., Sandy Spring Bank and Potomac Bank of Virginia.

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SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Sandy Spring Bancorp, Inc.
(Registrant)

By:	/s/ Hunter R. Hollar

Name:	Hunter R. Hollar
Title:	President and Chief Executive Officer

Date: October 11, 2006

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EXHIBIT INDEX

Exhibit No.	Description

2.1.	Agreement and Plan of Merger dated October 10, 2006 by and among Sandy Spring Bancorp, Inc., Sandy Spring Bank and Potomac Bank of Virginia.

10.1.	Voting Agreement dated October 10, 2006 by and among Sandy Spring Bancorp, Inc. and the shareholders of Potomac Bank of Virginia who are signatories thereto.

10.2	Employment Agreement dated October 10, 2006 by and between Sandy Spring Bank and G. Lawrence Warren.

99.1.	Joint Press Release issued by Sandy Spring Bancorp, Inc. and Potomac Bank of Virginia dated October 11, 2006 announcing the execution of the Agreement and Plan of Merger dated October 10, 2006 by and among Sandy Spring Bancorp, Inc., Sandy Spring Bank and Potomac Bank of Virginia.